Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 8, 2005, relating to Marine Bancorp, Inc. at December 31, 2004 and 2003 and for the years then ended, in the Registration Statement Amendment No. 1 (Form S-1 No. 333-132427) and related Prospectus of Home BancShares, Inc. for the registration of its common stock.
/s/ Hacker, Johnson & Smith PA
HACKER, JOHNSON & SMITH PA
Tampa, Florida
April 25, 2006